Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288966

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated September 9, 2025)

Common Shares

Pre-Funded Warrants to Purchase up to    Common Shares

Common Share Warrants to Purchase up to    Common Shares

We are offering   common shares, no par value, accompanying common share warrants to purchase up to      of our common shares, and/or (in lieu of our common shares for certain investors) pre-funded warrants to purchase up to     of our common shares with accompanying common share warrants to purchase up to              of our common shares (each, a “pre-funded warrant” and collectively, “pre-funded warrants”), pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such pre-funded warrants and common share warrants.

Our common shares (or pre-funded warrants) and accompanying common share warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The common share warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the 18-month anniversary of the original issuance date and (ii) the 30th day following the date of the Company’s public announcement of Phase 2 vitiligo topline data for EB06. The common share warrants will have an exercise price of $          per common share, subject to adjustment as described elsewhere in this prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “EDSA.” On August 18, 2026, the last reported sale price of our common shares on Nasdaq was $5.71 per share.

The combined offering price for each pre-funded warrant and accompanying common share warrant is the same as the combined offering price for each of our common shares and accompanying common share warrant, less $0.0001. Each pre-funded warrant is exercisable to purchase one of our common shares at an exercise price of $0.0001 per share and is exercisable immediately.

There is no established public trading market for the pre-funded warrants or the common share warrants, and we do not expect a market for them to develop. We do not intend to apply for listing of the pre-funded warrants or the common share warrants on Nasdaq or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants or the common share warrants will be limited. The common shares, the pre-funded warrants, the common share warrants and the common shares issuable upon the exercise of the pre-funded warrants and the common share warrants are sometimes collectively referred to herein as the “securities.”

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS, AND UNDER ITEM 1A. (“RISK FACTORS”) OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2025 WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING ALL DOCUMENTS AND OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN AND THEREIN, BEFORE DECIDING WHETHER TO PURCHASE ANY SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE AND ACCOMPANYING COMMON SHARE WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING COMMON SHARE WARRANT	TOTAL
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to Edesa Biotech, Inc., before expenses	$		$

(1)	See “Underwriting” beginning on page S-24 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional      common shares and accompanying common share warrants to purchase up to    common shares at the public offering price set forth above, less underwriting discounts and commissions paid by us.

Delivery of the common shares, common share warrants and the pre-funded warrants is expected to be made on or about August     , 2026.

Book-Running Manager

Guggenheim Securities

The date of this prospectus supplement is August  , 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference herein or therein that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a subsequently filed document deemed incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

We are offering to sell, and seeking offers to buy, our common shares, common share warrants and/or pre-funded warrants only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the documents incorporated by reference herein and therein is accurate only as of their respective dates (or any such earlier date as of which such information is given), regardless of the time of delivery of any such document or the time of any sale of the common shares, common share warrants and/or the pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed materially since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under the section titled “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise noted herein, all references to “CDN$,” “CAD$,” or “Canadian dollars” are to the currency of Canada and “$,” “dollars,” “US$,” “United States dollars,” or “U.S. dollars” are to the currency of the United States. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of their respective owners.

All references to the terms “Edesa Biotech,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Edesa Biotech, Inc., a British Columbia corporation, and its consolidated subsidiaries, unless otherwise specified or the context requires otherwise.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of

S-ii

certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. Additionally, while such information has been obtained from sources believed to be reliable, there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, none of the Company, its affiliates, nor their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such information.

No action is being taken in any jurisdiction outside the United States to permit an offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. See the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of the risks involved in investing in our securities.

Our Company

We are a biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Our approach is to acquire, develop and commercialize drug candidates based on mechanisms of action that have demonstrated proof-of-concept in human subjects. We prioritize our efforts on disease indications where there is compelling scientific rationale, no approved therapies or where there are unmet medical needs, and where there are large addressable market opportunities, among other factors. Our clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory.

In Medical Dermatology we are developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. CXCL10 has been shown to play a key role in the disease, and neutralization of CXCL10 has been demonstrated to both prevent and reverse depigmentation in animal models. To date, EB06 has demonstrated a favorable safety and tolerability profile. We have received regulatory approval from Health Canada to conduct a Phase 2 proof of concept study of EB06 in patients with moderate-to-severe nonsegmental vitiligo. We are in the process of providing chemistry, manufacturing and controls-related information to the U.S. Food and Drug Administration (“FDA”) in connection with our Investigational New Drug (“IND”) application for the same study based on our discussions with the FDA The Phase 2 study protocol is designed to enroll approximately 80 subjects. We expect recruitment to begin in the coming weeks in Canada, with additional jurisdictions to follow, subject to regulatory approval and administrative filings. Our Medical Dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (“ACD”), a common occupational skin condition. This asset is at the partnering stage.

Our most advanced Respiratory drug candidate is paridiprubart. Paridiprubart represents a new class of emerging therapies called Host-Directed Therapeutics (“HDTs”) that are designed to modulate the body’s own immune response when confronted with infectious diseases or even chemical agents. In October 2025, we reported that paridiprubart met primary and secondary endpoints with statistical significance, providing clinically meaningful improvement in survival and recovery, in a truncated Phase 3 clinical study of hospitalized patients with Acute Respiratory Distress Syndrome (“ARDS”), a life-threatening form of respiratory failure. We subsequently reported positive additional data from the same study. These results represent a broader, 278-patient population, which includes both previously reported 104 patients requiring invasive mechanical ventilation (“IMV”) as well as 174 non-IMV patients. Across this full population, paridiprubart demonstrated a statistically significant reduction in 28-day mortality. Treatment benefits were consistent across severity groups and in patients with serious comorbidities. Because TLR4-mediated inflammation plays a central role in both lung and kidney injury, we conducted additional exploratory analyses to evaluate paridiprubart’s effect in ARDS patients with concurrent acute kidney injury (“AKI”). In a population of 101 ARDS patients from our Phase 2 and 3 studies who presented with AKI at baseline, paridiprubart plus standard of care treatments was associated with significant mortality reductions supported by concordant improvements in the kidney-specific MAKE30 composite endpoint. Paridiprubart is being evaluated in an ongoing U.S. government-funded platform study investigating three novel threat-agnostic HDTs in hospitalized patients with ARDS. The company has initiated manufacturing readiness activities, including process development and scale-up planning, in preparation for future drug production. Certain development expenses, including manufacturing scale-up, for our paridiprubart program are also eligible for reimbursement from the Government of Canada under a 2023 grant and funding award.

S-1

Corporate Information

We are a British Columbia, Canada corporation founded in 2007 and operate through our wholly owned subsidiaries, Edesa Biotech Research, Inc., an Ontario, Canada corporation, and Edesa Biotech USA, Inc., a California, USA corporation. In June 2019, we acquired the Ontario corporation through a reverse acquisition and changed our name to Edesa Biotech, Inc. Our common shares are traded on Nasdaq under the symbol “EDSA.” Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may contain trademarks and trade names that are the property of their respective owners.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. For as long as we continue to be a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

S-2

THE OFFERING

Common shares offered by us	of our common shares.

Pre-funded warrants offered by us

We are also offering to certain investors, the opportunity to purchase, in lieu of our common shares, pre-funded warrants to purchase up to             of our common shares. Each pre-funded warrant has an exercise price of $0.0001 per share and is immediately exercisable. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants. See "Description of Securities We Are Offering" on page S-14 of this prospectus supplement.

Common share warrants offered by us

Common share warrants to purchase up to    of our common shares. Each common share or pre-funded warrant is being offered and sold together with an accompanying common share warrant to purchase one common share.

The common share warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the 18-month anniversary of the original issuance date and (ii) the 30th day following the date of the Company’s public announcement of Phase 2 vitiligo topline data for EB06. The common share warrants will have an exercise price of $    per common share, subject to adjustment as described elsewhere in this prospectus supplement. For more information, see the section titled “Description of Securities We Are Offering” on page S-14 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the common share warrants.

Option to purchase additional common shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional common shares and accompanying common share warrants to purchase up to common shares at the public offering price set forth on the cover page of this prospectus supplement , less underwriting discounts and commissions paid by us.

Total common shares to be outstanding immediately after this offering	shares, assuming (i) no exercise of the underwriters’ option to purchase additional common shares and accompanying common share warrants, (ii) no exercise of the pre-funded warrants issued in this offering, and (iii) no exercise of the common share warrants issued in this offering with the common shares and pre-funded warrants.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $ million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding any proceeds received upon exercise of the common share warrants and pre-funded warrants. We plan to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures and research and development and manufacturing expenses. See “Use of Proceeds.”

Risk factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 and under similar headings in the documents that are incorporated by reference, including specifically under “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended September 30, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, for a discussion of the factors you should carefully consider before deciding to invest in our securities. See also “Where You Can Find More Information” on page S-33.

Nasdaq ticker symbol	“EDSA”

Unless otherwise indicated, all information in this prospectus supplement relating to the number of our common shares to be outstanding immediately after this offering is based on 9,633,223 common shares outstanding as of June 30, 2026, and excludes:

•	378,039 of our common shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $24.70 per share;

•	278,832 of our common shares issuable upon conversion of fully vested restricted share units;

•	1,599,369 of our common shares issuable upon conversion of unvested restricted share units;

S-3

•	808,967 of our common shares available for issuance or future grant pursuant to our equity incentive plan;

•	435,414 of our common shares issuable upon the conversion of our Series A-1 Convertible Preferred Shares;

•	3,833,333 of our common shares issuable upon the conversion of our Series B-1 Convertible Preferred Shares; and

•	745,349 of our common shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $15.62 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional common shares and accompanying common share warrants, no exercise of the pre-funded warrants and common share warrants offered and sold in this offering and no exercise or forfeiture of outstanding warrants or options, no grant of equity awards and no vesting, settlement or conversion of the outstanding RSUs described above.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended September 30, 2025, incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information incorporated into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common shares could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance shareholder value, we may fail to achieve expected results, which could cause our share price to decline. Pending their use, we may invest the net proceeds from this offering in short-term investments that do not produce significant income or that may lose value. Such investments may not yield a favorable return to our shareholders.

If you purchase our common shares in this offering (including the accompanying common share warrants), you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing common shares in this offering (including the accompanying common share warrants) will pay a price per share and accompanying common share warrant that substantially exceeds the as adjusted book value per share of our tangible assets as of June 30, 2026 after subtracting our liabilities. Our net tangible book value as of June 30, 2026 was approximately $6.9 million, or $0.72 per common share, based upon 9,633,223 common shares outstanding on June 30, 2026. Based on the combined offering price of $    per share and accompanying common share warrant (or $    per pre-funded warrant and accompanying common share warrant), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $    million, or approximately $    per common share. As a result of this offering, investors purchasing common shares in this offering will incur immediate dilution of $    per share.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered in this offering and the exercise of share options granted to our employees, directors and consultants. In addition, we have a significant number of share options, warrants and RSUs outstanding. The exercise of any of these outstanding options and warrants and the vesting and settlement of any of these RSUs would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, as well as certain preferences attributable to holders of our preferred shares, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common shares or securities convertible into or exchangeable for common shares. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

S-5

There is no public market for the pre-funded warrants or common share warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common share warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common share warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants and/or common share warrants will be limited.

Holders of pre-funded warrants or common share warrants purchased in this offering will have no rights as common shareholders until such holders exercise their pre-funded warrants and acquire our common shares.

Until holders of the pre-funded warrants or common share warrants acquire our common shares upon exercise of such pre-funded warrants or common share warrants, the holders will have no rights with respect to our common shares underlying such pre-funded warrants or common share warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants and/or common share warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise.

Significant holders or beneficial holders of our common shares may not be permitted to exercise pre-funded warrants and/or common share warrants that they hold.

Holders of the pre-funded warrants or common share warrants will not be entitled to exercise any portion of any pre-funded warrant or common share warrant which, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by the holder (together with its affiliates) to exceed 9.99% (or 4.99% at the election of the holder) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants or common share warrants. As a result, you may not be able to exercise your pre-funded warrants or common share warrants for our common shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants or your common share warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants or common share warrants.

We may not receive any additional funds upon the exercise of the pre-funded warrants being offered.

Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our common shares determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants or if the pre-funded warrants are not exercised at all.

The common share warrants are speculative in nature. You may not be able to recover your investment in the common share warrants, and the common share warrants may expire worthless.

The common share warrants do not confer any rights of our common share ownership on their holders, such as voting rights, but rather merely represent the right to acquire our common shares at a fixed price for a limited period of time. Specifically, immediately after the date of issuance, holders of common share warrants may exercise their right to acquire the underlying common shares and pay an exercise price per share equal to $    , subject to certain adjustments, and the common share warrants will expire on the earlier of (i) the 18-month anniversary of the original issuance date and (ii) the 30th day following the date of the Company’s public announcement of Phase 2 vitiligo topline data for EB06. Moreover, following this offering, the market value of the common share warrants, if any, is uncertain and there can be no assurance that the market value of the common share warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common shares will equal or exceed the exercise price of the common share warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the common share warrants to exercise the common share warrants.

Sales of, or the perception of sales of, a substantial number of our common shares, including any shares issuable upon conversion of outstanding preferred shares or exercise of any outstanding warrants, outstanding pre-funded warrants or any pre-funded warrants or common share warrants issued in this offering, in the public market could cause our share price to fall.

Sales of a substantial number of our common shares, including any shares issuable upon conversion of outstanding preferred shares or exercise of any outstanding warrants or outstanding pre-funded warrants or any pre-funded warrants or common share warrants issued in this offering, in the public market or the perception that these sales might occur could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales or perceived sales may have on the prevailing market price of our common shares. In addition, the sale of, or the perception of sales of, substantial amounts of our common shares could adversely impact the market price of our common shares. As of June 30, 2026, we had outstanding 9,633,223 of our common shares, options to purchase 378,039 of our common shares, all of which were exercisable as of that date, 1,878,201 of our common shares underlying RSUs, 435,414 of our common shares issuable upon the conversion of our Series A-1 Convertible Preferred Shares, 3,833,333 of our common shares issuable upon the conversion of our Series B-1 Convertible Preferred Shares and warrants exercisable to purchase 745,349 of our common shares. In addition, up to an additional $2,262,508 of our common shares may be sold from time to time under the At The Market Offering Agreement, or the ATM Agreement, dated October 4, 2024, for our “at-the-market” program, or the ATM Program, with H.C. Wainwright & Co., LLC, as sales agent. The sale or the availability for sale of, or the perception of upcoming or future sales of, a large number of our common shares in the public market could cause the price of our common shares to decline.

S-6

Because we have no current plans to pay cash dividends on our common shares for the foreseeable future, you may not receive any return on investment unless you sell your common shares for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on common shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants in connection with any indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common shares unless you sell our common shares for a price greater than that which you paid for it.

S-7

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include, among others, those statements including the words “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our ability to obtain funding for our operations;

•	our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;

•	the timing of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	the expected results of any preclinical or clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	changes in our strategy or development plans;

•	the volatility of our common share price;

•	the rate and degree of market acceptance and clinical utility of any future products;

•	the effect of competition;

•	our ability to comply with the continued listing requirements of Nasdaq;

•	our ability to protect our intellectual property as well as comply with the terms of license agreements with third parties;

•	our ability to identify, develop and commercialize additional products or product candidates;

•	reliance on key personnel;

•	general changes in economic or business conditions; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2025.

S-8

Other sections of this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

S-9

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the common share warrants and pre-funded warrants being sold in this offering, will be approximately $     million (or approximately $     million if the underwriters exercise the option to purchase an additional      common shares and accompanying common share warrants to purchase up to common shares in full) . We cannot predict when or if the common share warrants and pre-funded warrants will be exercised. We plan to use the net proceeds of this offering for general corporate purposes which may include working capital, capital expenditures and research and development and manufacturing expenses.

S-10

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the combined offering price per share of our common shares and accompanying common share warrant in this offering and the as adjusted net tangible book value per share of our common shares immediately after this offering.

As of June 30, 2026, we had net tangible book value of approximately $6.9 million, or $0.72 per common share, based upon 9,633,223 of our common shares outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding common shares. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of    common shares and accompanying common share warrants to purchase up to common shares in this offering at a combined public offering price of $    per share and accompanying common share warrant and pre-funded warrants to purchase up to    of our common shares and accompanying common share warrants to purchase up to    common shares in this offering at the combined public offering price of $    per pre-funded warrant and accompanying common share warrant (which equals the combined public offering price per common share and accompanying common share warrant less the $0.0001 per share exercise price of each such pre-funded warrant), and excluding common shares issued in connection with, and any proceeds received upon exercise of the pre-funded warrants or common share warrants or any resulting accounting associated with the pre-funded warrants or common share warrants, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $    million, or approximately $    per common share. This represents an immediate increase in as adjusted net tangible book value of $    per share to our existing shareholders and an immediate dilution of $    per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the combined offering price per share and accompanying common share warrant paid by new investors. The following table illustrates this per share dilution to new investors:

Combined public offering price per share and accompanying common share warrant			$
Historical net tangible book value per share as of June 30, 2026		$0.72
Increase in net tangible book value per share attributable to new investors purchasing shares and pre-funded warrants in this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to investors in this offering			$

If the underwriters exercise their option to purchase an additional    common shares and accompanying common share warrants to purchase up to common shares in full, at the combined public offering price of $    per common share and accompanying common share warrant, the as adjusted net tangible book value per share after giving effect to this offering would be $    per common share, representing an immediate increase in net tangible book value to existing shareholders of $    per common share and immediate dilution in net tangible book value of $    per common share to new investors.

Assuming the pre-funded warrants were immediately exercised, this would result in an as adjusted net tangible book value per share after giving effect to this offering and pre-funded warrant exercise price of $0.0001 per share, which represents a dilution per share to new investors of $     and an increase in net tangible book value per share to existing shareholders of $    .

S-11

The table and discussion above are based on 9,633,223 common shares outstanding as of June 30, 2026, and exclude:

•	378,039 of our common shares issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $24.70 per share;

•	278,832 of our common shares issuable upon conversion of fully vested restricted share units;

•	1,599,369 of our common shares issuable upon conversion of unvested restricted share units;

•	808,967 of our common shares available for issuance or future grant pursuant to our equity incentive plan;

•	435,414 of our common shares issuable upon the conversion of our Series A-1 Convertible Preferred Shares;

•	3,833,333 of our common shares issuable upon the conversion of our Series B-1 Convertible Preferred Shares; and

•	745,349 of our common shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $15.62 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional common shares and accompanying common share warrants, no exercise of the pre-funded warrants and common share warrants offered and sold in this offering and no exercise or forfeiture of outstanding warrants or options, no grant of equity awards and no vesting, settlement or conversion of the outstanding RSUs described above.

To the extent that any options, warrants or pre-funded warrants are exercised, any RSUs vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional common shares in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

We expect to continue to raise capital when and as needed and at the time and in the manner most advantageous to us. To the extent that additional capital is raised through the sale of equity, equity-linked, convertible debt securities or other securities that are exercisable for, or convertible into, our common shares, the issuance of these securities could result in further dilution to our shareholders.

S-12

DIVIDEND POLICY

We have never declared or paid any dividends and do not anticipate paying any dividends on our common shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors. Investors should not purchase our securities with the expectation of receiving cash dividends.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Shares

We are offering our common shares in this offering. See “Description of Capital Shares” in the accompanying prospectus, as updated by Exhibit 4.6 incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, which is incorporated by reference herein, for more information regarding our common shares.

Common Share Warrants

The following summary of certain terms and provisions of the common share warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common share warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of common share warrant for a complete description of the terms and conditions of the common share warrants.

Duration and Exercise Price

Each common share warrant offered hereby has an exercise price equal to $         per common share, subject to adjustment as described herein. The common share warrants are exercisable at any time after their original issuance and may be exercised until the date that is the earlier of (i) the 18-month anniversary of the original issuance date and (ii) the 30th day following the date of the Company’s public announcement of Phase 2 vitiligo topline data for EB06. The exercise price and number of common shares issuable upon exercise is subject to adjustment, as set forth in the common share warrant, in the event of share dividends, share splits, share combinations, reclassifications, or other similar events affecting our common shares.

Exercisability

The common share warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional common shares will be issued in connection with the exercise of a common share warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder of a common share warrant will not be entitled to exercise any portion of such common share warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% (or 4.99% at the election of the holder) of the total number of then issued and outstanding common shares, as such percentage ownership is determined in accordance with the terms of the common share warrant.

Cashless Exercise

If, at the time a holder exercises its common share warrants, a registration statement registering, or the prospectus contained therein for, or an exemption from registration for, the issuance of the common shares underlying the common share warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the common share warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the common share warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common shares, then upon any subsequent exercise of a common share warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the common share warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a common share warrant may be transferred at the option of the holder upon surrender of the common share warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the common share warrants on any securities exchange or nationally recognized trading system. We do not intend to list the common share warrants on Nasdaq or any securities exchange or nationally recognized trading system.

Rights as a Shareholder

The holders of the common share warrants (as a result of their common share warrants) do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their common share warrants.

S-14

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby has an exercise price equal to $0.0001 per share. The pre-funded warrants are immediately exercisable and will not expire. The exercise price and number of common shares issuable upon exercise is subject to adjustment, as set forth in the pre-funded warrant, in the event of share dividends, share splits, share combinations, reclassifications, or other similar events affecting our common shares.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fair market value of such fractional shares based on the closing sale price.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% (or 4.99% at the election of the holder) of the total number of then issued and outstanding common shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on Nasdaq or any securities exchange or nationally recognized trading system.

Rights as a Shareholder

The holders of the pre-funded warrants (as a result of their pre-funded warrants) do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their pre-funded warrants.

S-15

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares, pre-funded warrants, and common share warrants (collectively, our “securities”). This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), investors that have elected the mark-to-market method of tax accounting, S corporations, regulated investment companies, real estate investment trusts, qualified foreign pension funds, partnerships (including other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or investors holding our securities through such entities, passive foreign investment companies, controlled foreign corporations, investors that will hold our common shares, pre-funded warrants, or common share warrants as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, investors who are former U.S. citizens or former long-term residents of the U.S., or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or any alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

The discussion set forth below is applicable to U.S. Holders only. For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities that, for U.S. federal income tax purposes is:

1.	an individual who is a United States citizen or resident of the United States;

2.	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

3.	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

4.	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a United States person.

In the case of a beneficial owner of securities that is a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes), the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. A person treated as a partner in such a partnership or who holds our securities through another pass-through entity should consult their own tax advisor regarding the particular tax consequences applicable to them.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS.

S-16

Characterization of the Pre-Funded Warrants

Although not entirely free from doubt, because the exercise price of the pre-funded warrants is a nominal amount, a pre-funded warrant is generally expected to be treated as a common share for U.S. federal income tax purposes, and a holder of a pre-funded warrant should generally be taxed in the same manner as a holder of common shares. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common shares received. Similarly, the tax basis of the pre-funded warrant should carry over to the common shares received upon exercise, increased by the exercise price of $0.0001. The discussion under “U.S. Federal Income Tax Considerations” assumes a pre-funded warrant represents the beneficial ownership of a common share for U.S. federal income tax purposes. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire common shares, in which case the amount and character of the gain with respect to an investment in our pre-funded warrants could change. Holders of pre-funded warrants should refer to the discussions below under “U.S. Holders”, pertaining to the ownership and disposition of our common shares for the U.S. federal income tax consequences to them of owning and disposing of the pre-funded warrants.

U.S. Holders

Allocation of Purchase Price Among Common Shares and Common share warrants

Because our common stock is sold together with the accompanying common share warrants, a purchaser of shares of our common stock and the accompanying common share warrants must allocate its purchase price between each share of our common stock and the accompanying common share warrant based on their respective relative fair market values at the time of issuance. This allocation of the purchase price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes for each share of our common stock and common share warrant. A U.S. Holder’s allocation of the purchase price is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a U.S. Holder’s allocation. Each U.S. Holder should consult its tax advisor regarding the allocation of the purchase price among the shares of common stock and common share warrants.

Distributions on Our Common Shares

We have not paid and do not anticipate paying dividends. However, subject to the discussion below under “U.S. Holders-Passive Foreign Investment Company Considerations,” any dividends we pay to U.S. Holders will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its common shares. Any remaining excess generally will be treated as gain realized on the sale or other taxable disposition of such common shares and will be treated as described below under “U.S. Holders-Sale, Exchange or Other Taxable Disposition of Common Shares, Pre-Funded Warrants, or Common share warrants.”

Dividends we pay to a corporate U.S. Holder will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at a lower capital gain tax rate.

Sale, Exchange or Other Taxable Disposition of Common Shares, Pre-Funded Warrants, or Common share warrants

Subject to the discussion below under “U.S. Holders-Passive Foreign Investment Company Considerations,” upon a sale, exchange or other taxable disposition of common shares, pre-funded warrants, or common share warrants, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s tax basis in such common shares, pre-funded warrants, or common share warrants. Such gain or loss will generally be treated as long-term capital gain or loss if the common shares, pre-funded warrants, or common share warrants are held by the U.S. Holder for more than one year at the time of such disposition. The deductibility of capital losses is subject to certain limitations.

Exercise or Expiration of Common share warrants

Subject to the discussion below with respect to the cashless exercise of a common share warrant, a U.S. Holder will not recognize income, gain or loss on the exercise of a common share warrant. A U.S. Holder’s tax basis in the common stock received upon the exercise of a common share warrant will equal the sum of (i) the initial tax basis of the common share warrant exercised and (ii) the exercise price of the common share warrant. The U.S. Holder’s holding period for the common stock received upon exercise of a common share warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. Holder held the common share warrant.

If a registration statement registering the issuance of the common stock underlying the common share warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise. The tax consequences of a cashless exercise of a warrant are not clear under current U.S. tax law. U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a common share warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the common share warrant. The deductibility of capital losses is subject to significant limitations.

Certain Adjustments to the Pre-Funded Warrants and Common share warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the pre-funded warrants or common share warrants, or an adjustment to the exercise price of the pre-funded warrants or common share warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants or common share warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our earnings and profits or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or property to the shareholders). Adjustments to the exercise price of the pre-funded warrants or common share warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the pre-funded warrants or common share warrants should generally not be considered to result in a constructive distribution. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the common stock warrants, then we may make a corresponding distribution to a warrant holder. The taxation of a distribution received with respect to a common stock warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion above regarding “U.S. Holders-Distributions on Our Common Shares”.

S-17

Passive Foreign Investment Company (“PFIC”) Considerations

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of assets giving rise to passive income. Cash is generally a passive asset for these purposes.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC for the previous tax year and we expect to not be a PFIC for the current tax year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for current taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our common shares, pre-funded warrants, or common share warrants is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year. Prospective investors should consult their tax advisors regarding the Company’s PFIC status.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common shares, pre-funded warrants, or common share warrants and such U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our common shares, pre-funded warrants, or common share warrants as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by such U.S. Holder on the sale or other disposition of our common shares, pre-funded warrants, or common share warrants (which may include gain realized by reason of transfers of our common shares, pre-funded warrants, or common share warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes), and (ii) any “excess distribution” made to such U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of such U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our common shares, pre-funded warrants, or common share warrants during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common shares, pre-funded warrants, or common share warrants held by such U.S. Holder). Under these special tax rules:

•	such U.S. Holder’s gain or excess distribution will be allocated ratably over such U.S. Holder’s holding period for the common shares, pre-funded warrants, or common share warrants held by such U.S. Holder;

•	the amount allocated to such U.S. Holder’s taxable year in which such U.S. Holder recognized the gain or received the excess distribution, or to the period in such U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of such U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to such U.S. Holder without regard to such U.S. Holder’s other items of income and loss for such year;
and

•	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on such U.S. Holder with respect to the tax attributable to each such other taxable year of such U.S. Holder.

S-18

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid application of the PFIC tax consequences described above with respect to our common shares or pre-funded warrants by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to our common share warrants to acquire our shares. As a result, if a U.S. Holder sells or otherwise disposes of such common share warrants (other than upon exercise of such common share warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described below, if we were a PFIC at any time during the period the U.S. Holder held the common share warrants. If a U.S. Holder that exercises such common share warrants properly makes a QEF election with respect to the newly acquired shares (or has previously made a QEF election with respect to our shares), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the common share warrants), unless the U.S. Holder makes a purging election under Section 1291(d) of the Code. Pursuant to this election, a non-electing U.S. Holder would be treated as selling his or her stock for fair market value on the first day of the taxable year for which the QEF election is made. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the common share warrants for purposes of the PFIC rules and any gain on such deemed sale would be subject to tax. Non-electing U.S. Holders are encouraged to consult their tax advisors regarding the availability of a “purging election” as well as other available elections.

Alternatively, if a U.S. Holder, at the close of such U.S. Holder’s taxable year, owns shares in a PFIC that are treated as marketable stock, such U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If such U.S. Holder makes a valid mark-to-market election for the first taxable year of such U.S. Holder in which such U.S. Holder holds (or is deemed to hold) our common shares and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above with respect to the common shares held by such U.S. Holder. Instead, in general, such U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares held by such U.S. Holder at the end of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such common shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. Such U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in such common shares over the fair market value of such common shares at the end of such U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in such common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of such common shares will be treated as ordinary income.

Any mark-to-market election made by a U.S. Holder for the common shares will also apply to any common shares acquired upon exercise of a pre-funded warrant or common share warrant. As a result, if a mark-to-market election has been made by a U.S. Holder with respect to common shares, any common shares received upon the exercise of a pre-funded warrant or common share warrant will automatically be marked-to-market in the year of exercise. Because a U.S. Holder’s holding period for common shares received upon the exercise of pre-funded warrants includes the period during which such U.S. Holder held the pre-funded warrants, a U.S. Holder will be treated as making a mark-to-market election with respect to such common shares after the beginning of such U.S. Holder’s holding period for such common shares unless such common shares are acquired in the same tax year as the year in which the U.S. Holder acquired its pre-funded warrants. Consequently, the adverse rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which common shares are received upon the exercise of the pre-funded warrants. However, the general mark-to-market rules will apply to subsequent tax years.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC or on a “qualified exchange or other market,” as defined in the applicable U.S. Treasury Regulations. A U.S. Holder cannot make a mark-to-market election with respect to the pre-funded warrants, as the pre-funded warrants are not expected to be “regularly traded” on a “qualified exchange” or national securities exchange. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years, unless our common shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. Currently, a mark-to-market election may not be made with respect to common share warrants. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our common shares under their particular circumstances.

If we are or become a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC, or U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. Additionally, we may not hold a controlling interest in any such lower-tier PFIC, and, therefore, there can be no assurance that we will be able to cause such lower- tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

S-19

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (or any successor form), whether or not a QEF or mark-to-market election is made, and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS (potentially including with respect to items that do not relate to a U.S. Holder’s investment in our common shares or pre-funded warrants).

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, pre-funded warrants, or common share warrants, and the availability of certain U.S. tax elections under the PFIC rules.

In addition, U.S. Holders of PFICs are required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require, which filing obligation would generally commence in the first tax year in which the Company is classified as a PFIC and in which such U.S. Holder holds common shares, pre-funded warrants, or common share warrants. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common shares, pre-funded warrants, or common share warrants should consult their tax advisors concerning the application of the PFIC rules to our common shares, pre-funded warrants, or common share warrants under their particular circumstances. U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF or mark-to-market election with respect to the Company or any subsidiary PFIC.

S-20

Foreign Tax Credits

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the acquisition, ownership or disposition of the common shares, pre-funded warrants, or common share warrants may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances; in some circumstances the amount of foreign tax credit that can be claimed may be limited. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of the common shares, or on the sale or other taxable disposition of the common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common shares, pre-funded warrants, and/or common share warrants, including the consequences of any proposed change in applicable laws.

S-21

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. SHAREHOLDERS

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to a holder who acquires common shares, common share warrants, or pre-funded warrants pursuant to this prospectus supplement (including common shares acquired upon the exercise of common share warrants or pre-funded warrants) and who, at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (1) is not resident, or deemed to be resident, in Canada, (2) deals at arm’s length with, and is not affiliated with, the Company or the underwriters, (3) beneficially owns the common shares, common share warrants, and pre-funded warrants as capital property, (4) does not use or hold the common shares, common share warrants, or pre-funded warrants in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, (5) has not entered into a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to the common shares, common share warrants, or pre-funded warrants, and (6) is not an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” within the meaning of the Tax Act (a “Non-resident Holder”). Generally, the common shares, common share warrants, and pre-funded warrants will be considered to be capital property to a Non-resident Holder unless such securities are held in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and the Convention between Canada and the United States of America with Respect to Taxes on Income and on Capital (the “Convention”) and the Company’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) (“Tax Proposals”) prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representation with respect to the federal income tax consequences to any particular holder or prospective holder is made. The tax consequences to a holder will depend on the holder’s particular circumstances. Accordingly, holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding, exercise, and disposition of common shares, common share warrants, and pre-funded warrants, including dividends, adjusted cost base and proceeds of disposition, must generally be determined in Canadian dollars using the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Allocation of Cost for Common Shares and Common Share Warrants

A Non-resident Holder who acquires common shares and common share warrants pursuant to this offering will be required to allocate the price paid for a common share and common share warrant on a reasonable basis between the common share and the common share warrant in order to determine their respective costs to such Non-resident Holder for the purposes of the Tax Act.

The Company intends to allocate $    to each common share and $    to each common share warrant that is being sold in combination with a common share based on a combined public offering price of $    , and believes that such allocation is reasonable. The Company's allocation, however, is not binding on the CRA or on a Non-resident Holder.

No gain or loss will be realized by a Non-resident Holder of a common share warrant upon the exercise of such common share warrant. When a common share warrant is exercised, the Non-resident Holder’s cost of the common share acquired thereby will be equal to the adjusted cost base of the common share warrant to such Non-resident Holder, plus the amount paid on the exercise of the common share warrant.

The adjusted cost base to a Non-resident Holder of each common share (including a common share acquired on the exercise of a common share warrant) acquired pursuant to this offering will be determined by averaging the cost of such common share with the adjusted cost base to such Non-resident Holder of all other common shares (if any) held by the Non-resident Holder as capital property immediately prior to the acquisition.

S-22

Allocation of Cost for Pre-Funded Warrants and Common Share Warrants

A Non-resident Holder who acquires pre-funded warrants and common share warrants pursuant to this offering will be required to allocate the price paid for a pre-funded warrant and common share warrant on a reasonable basis between the pre-funded warrant and the common share warrant in order to determine their respective costs to such Non-resident Holder for the purposes of the Tax Act.

For our purposes, we intend to allocate $    to each pre-funded warrant and $    to each common share warrant that is being sold in combination with a pre-funded warrant based on a combined public offering price of $    and believe that such allocation is reasonable. The Company's allocation, however, is not binding on the CRA or on a Non-resident Holder.

No gain or loss will be realized by a Non-resident Holder of a pre-funded warrant upon the exercise of such pre-funded warrant. When a pre-funded warrant is exercised, the Non-resident Holder’s cost of the common share acquired thereby will be equal to the adjusted cost base of the pre-funded warrant to such Non-resident Holder, plus the amount paid on the exercise of the pre-funded warrant.

The adjusted cost base to a Non-resident Holder of each common share acquired on the exercise of a pre-funded warrant acquired pursuant to this offering will be determined by averaging the cost of such common share with the adjusted cost base to such Non-resident Holder of all other common shares (if any) held by the Non-resident Holder as capital property immediately prior to the acquisition.

For the income tax consequences of the exercise of common share warrant, see “Allocation of Cost for Common Shares and Common Share Warrants” above.

Dividends on Common Shares

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the common shares to a Non-resident Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. For example, under the Convention, the rate of Canadian withholding tax on dividends paid or credited by the Company to a Non-resident Holder who is a resident of the United States for purposes of the Convention, is fully entitled to the benefits of the Convention, and beneficially owns such dividends is generally 15% unless the beneficial owner is a corporation that owns at least 10% of the voting stock of the Company at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions of Common Shares, Common Share Warrants, and Pre-Funded Warrants

A Non-resident Holder will generally not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of common shares, common share warrants, or pre-funded warrants unless the common shares, common share warrants, or the pre-funded warrants constitute “taxable Canadian property” to the Non-resident Holder at the time of disposition and the Non-resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder. In addition, capital losses arising on the disposition or deemed disposition of common shares, common share warrants, or pre-funded warrants will not be recognized under the Tax Act unless the common shares, common share warrants, or pre-funded warrants constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Tax Act.

Generally, common shares, common share warrants and pre-funded warrants will not constitute taxable Canadian property to a Non-resident Holder provided the common shares are listed on a designated stock exchange, as defined in the Tax Act (which currently includes the Nasdaq) at the time of the disposition, unless at any time during the 60-month period immediately preceding the disposition, (1) one or any combination of (A) the Non-resident Holder, (B) persons with whom the Non-resident Holder did not deal at arm’s length, and (C) partnerships in which the Non-resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any series or class of the capital stock of the Company and (2) more than 50% of the fair market value of common shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, a common share, common share warrant and a pre-funded warrant may otherwise be deemed to be taxable Canadian property to a Non-resident Holder for purposes of the Tax Act in certain circumstances.

Non-resident Holders whose common shares, common share warrants or pre-funded warrants may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them. There may be additional considerations not described herein in respect of the acquisition, disposition, or holding of the common shares, common share warrants and the pre-funded warrants or the exercise of the common share warrants and pre-funded warrants by a Non-resident Holder. Such Non-resident Holders should consult their own tax advisors having regard to their particular circumstances.

S-23

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August                   , 2026, between us and Guggenheim Securities, LLC, as representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters below has agreed, severally and not jointly, to purchase from us, the entire number of common shares and pre-funded warrants shown opposite its name below:

	Number of Shares and Accompanying Common Share Warrants	Number of Pre-Funded Warrants and Accompanying Common Share Warrants
Guggenheim Securities, LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares, pre-funded warrants (if any of them are purchased) and accompanying common share warrants. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their respective controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice, in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, your ability to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the common shares, pre-funded warrants and accompanying common share warrants subject to their acceptance of the common shares, pre-funded warrants and accompanying common share warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the common shares, pre-funded warrants and accompanying common share warrants at the respective combined offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per common share and accompanying common share warrant and $    per pre-funded warrant and accompanying common share warrant. After the offering, each combined offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

S-24

The following table shows the combined offering prices, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and accompanying common share warrants.

	Per Share and Accompanying Common Share Warrant	Per Pre- Funded Warrant and Accompanying Common Share Warrant	Without Option to Purchase Additional Shares and Additional Common Share Warrants	With Option to Purchase Additional Shares and Additional Common Share Warrants
Offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We are offering to those purchasers whose purchase of common shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common shares following the consummation of this offering, the opportunity to purchase, in lieu of common shares that would result in ownership in excess of 9.99%, pre-funded warrants to purchase such excess common shares. Each pre-funded warrant has an exercise price of $0.0001. The purchase price for each such pre-funded warrant equals the per share offering price for the common shares in this offering less the $0.0001 per share exercise price of each such pre-funded warrant.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above and excluding any proceeds we may receive upon exercise of the pre-funded warrants or common share warrants sold in this offering, will be approximately $           . We have agreed to reimburse the underwriters in an amount not to exceed $150,000 for certain of their expenses in connection with the offering.

Upon any exercise of the common share warrants issued in this offering, we have agreed to pay the representative of the underwriters a cash fee equal to 6% of the aggregate gross proceeds received upon the exercise of the common share warrants in accordance with the Financial Industry Regulatory Authority Rule 5110(g)(10).

Listing

Our common shares are listed on Nasdaq under the trading symbol “EDSA.” There is no established public trading market for the pre-funded warrants or the common share warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants or the common share warrants on Nasdaq or any securities exchange or nationally recognized trading system.

Option to Purchase Additional Shares and Accompanying Common Share Warrants

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us, from time to time, in whole or in part, up to an additional           common shares and accompanying common share warrants to purchase up to an additional            common shares at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, the underwriters will be obligated, subject to specified conditions, to purchase a number of additional common shares and accompanying common share warrants proportionate to the underwriters’ initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed that, subject to certain exceptions, we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any of our common shares, pre-funded warrants, common share warrants or other securities convertible into or exchangeable or exercisable for any of our common shares, (2) enter into any swap, hedging or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any common shares or any such other securities, whether any such transaction described in clause (1) or (2) above is settled by delivery of common shares or such other securities, in cash or otherwise, (3) effect a reverse share split, recapitalization, share consolidation, reclassification or similar transaction affecting our outstanding common shares or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the representative, for a period of 90 days after the date of this prospectus supplement.

S-25

The restrictions described in the immediately preceding paragraph do not apply to us with respect to:

A.       securities to be sold pursuant to the underwriting agreement;

B.       common shares issued upon the exercise of options or the vesting or settlement of restricted share units granted under our equity incentive plans as described elsewhere in this prospectus supplement;

C.       common shares issued upon the exercise of pre-funded warrants, or warrants or conversion of preferred shares outstanding at the execution of the underwriting agreement as described elsewhere in this prospectus supplement;

D.       any options and other awards granted under any of our equity incentive plans as described elsewhere in this prospectus supplement; and

E.       filing of any registration statement on Form S-8 or a successor form relating to our common shares related to our equity incentive plans or any employee share options plan as described elsewhere in this prospectus supplement.

Our officers and directors have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of the representative, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our common shares, pre-funded warrants, common share warrants or any other securities convertible into or exercisable or exchangeable for our common shares (including, without limitation, common shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any of our common shares or any security convertible into or exercisable or exchangeable for our common shares, or (4) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply with respect to:

A.       transfers of our common shares or any security convertible into or exercisable or exchangeable for our common shares as a bona fide gift or gifts or for bona fide estate planning purposes, including without limitation transfers to charitable organizations;

B.       transfers or distributions of our common shares or any security convertible into or exercisable or exchangeable for our common shares to (a) limited partners, members, shareholders or holders of similar equity interests in the shareholder or (b) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the shareholder, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or to any investment fund or other entity controlled or managed by the shareholder or its affiliates;

S-26

C.       transactions relating to our common shares or other securities acquired in this offering or open market transactions after completion of this offering, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the restricted period in connection with subsequent sales of common shares or other securities acquired in this offering or such open market transactions during the restricted period, and any required filing under Section 16(a) of the Exchange Act in connection with any such subsequent sale shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

D.       (i) transfers or dispositions of our common shares or any security convertible into or exercisable or exchangeable for our common shares by will or intestacy or (ii) to any immediate family member of the shareholder or to a trust whose beneficiaries consist exclusively of one or more of the shareholder and/or an immediate family member of such shareholder;

E.       transfers of our common shares or any security convertible into or exercisable or exchangeable for our common shares pursuant to a domestic order, negotiated divorce settlement or other court order, provided that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be made voluntarily in connection with such transfer or disposition during the restricted period, and provided further that in the case of a negotiated divorce settlement, such transferee agrees to be bound by the restrictions on transfer set forth in the lock-up agreement;

F.       the exercise of a warrant or the conversion of preferred shares, or the exercise of a share option, or the vesting or settlement of restricted share units or other equity awards, in each case granted under an equity incentive plan described in this prospectus supplement, including any transfer of our common shares to the Company (i) in connection with the net or cashless exercise of such warrant or share option, including for the payment of the exercise price thereof, or (ii) withholding of our common shares by the Company, in each case solely to satisfy tax withholding obligations of the shareholder arising from such exercise, conversion, vesting or settlement; provided, that the underlying common shares received by the shareholder (other than any of our common shares withheld or transferred to the Company as described above) shall continue to be subject to the restrictions on transfer set forth in the lock-up agreement; provided further, that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made during the restricted period, and any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to such exercise, conversion, vesting or settlement and, if applicable, the related withholding or transfer, (ii) none of our common shares were sold by the reporting person and (iii) our common shares so received (other than any withheld or transferred as described above) are subject to the lock-up agreement;

G.       the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of our common shares, provided that (a) such plan does not provide for the transfer of common shares during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the shareholder or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common shares or other securities may be made under such plan during the restricted period;

H.       pursuant to a bona fide third party tender offer for all of our outstanding common shares, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a change of control (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the shareholder may agree to transfer, sell, tender or otherwise dispose of our common shares or other such securities in connection with such transaction, or vote any common shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the shareholder shall remain subject to the provisions of the lock-up agreement;

I.       transfers or forfeitures of our common shares to the Company, including without limitation upon the vesting or forfeiture of restricted share units, restricted shares, options or other equity awards, in connection with the termination of the shareholder’s employment or other service relationship with the Company, in each case pursuant to contractual arrangements in effect prior to the date of the lock-up agreement or approved by our board of directors; and

S-27

J.       transfers of our common shares or any security convertible into or exercisable or exchangeable for our common shares as bona fide collateral or security to a financial institution pursuant to a bona fide loan, credit facility or other financing arrangement, and any transfer or disposition of our common shares upon a bona fide foreclosure or default under such arrangement; provided, that no filing under Section 16(a) of the Exchange Act or other public announcement or filing shall be voluntarily made in connection with such pledge during the restricted period, and any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership in connection with such pledge or any foreclosure thereon shall clearly indicate in the footnotes thereto the nature of such transfer;

provided that in the case of any transfer or distribution pursuant to clauses (A), (B) or (D), each donee or distributee shall execute and deliver to the representative a lock-up agreement containing the provisions outlined above; and provided, further, that in the case of any transfer or distribution pursuant to clauses (A), (B) or (D), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, other than (x) a filing on a Form 5 made after the expiration of the restricted period referred to above, or (y) in the case of a transfer or disposition pursuant to clause (A) or (B) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the shareholder is subject to Section 16 reporting with respect to us under the Exchange Act, indicating by footnote disclosure or otherwise the nature of the transfer or the disposition); and provided further, in the case of clauses (B) and (D), any such transfer shall not involve a disposition for value. For purposes of clause (H) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of our voting share capital.

The representative may, in its sole discretion, and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements providing consent to the sale of shares prior to the expiration of the lock-up period between the underwriters and any of our shareholders who will execute a lock-up agreement.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares and accompanying common share warrants in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares and accompanying common share warrants or purchasing our securities in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option to purchase additional shares and accompanying common share warrants.

“Naked” short sales are sales in excess of the option to purchase additional common shares and accompanying common share warrants. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the securities. A syndicate covering transaction is the bid for or the purchase of securities on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

S-28

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of the common shares, pre-funded warrants or common share warrants in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web site and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold or recommend to clients that they acquire long and/or short positions in such securities and instruments.

S-29

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

(A)       Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)       Representations of Canadian Purchasers

By purchasing our securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,
•	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Resale Restrictions.

(C)       Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)       Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)       Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

S-30

(F)       Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our common shares for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares, accompanying common share warrants or pre-funded warrants may be offered to the public in that Relevant State at any time:

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)       in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”), and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and our securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring our securities will be required and is deemed by the acquisition of our securities, to confirm that he is aware of the restriction on offers of our securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

S-31

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“FIEL”) (Law No. 25 of 1948 of Japan, as amended), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)       to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)       to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)       in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

S-32

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada. The pre-funded warrants and common share warrants offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

MNP LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2025, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on MNP LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

S-33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and any related Item 9.01 of Form 8-K).

•	our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 12, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026, filed with the SEC on February 13, 2026, May 14, 2026 and August 13, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on October 28, 2025, December 12, 2025 , February 24, 2026, May 15, 2026, May 29, 2026, June 5, 2026, and June 11, 2026 (other than any portions thereof deemed furnished and not filed);

•	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed by us for the purpose of updating such description, including Exhibit 4.6 incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 12, 2025.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 and any related Item 9.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Edesa Biotech, Inc.

Attention: Investor Relations

100 Spy Court

Markham

Ontario L3R 5H6 Canada

Tel. (289) 800-9600

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

S-34

PROSPECTUS

Edesa Biotech, Inc.

$150,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common shares, (ii) our preferred shares, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred shares, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common shares, preferred shares or other securities of ours. The units may consist of any combination of the securities listed above.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.” On July 23, 2025, the last reported sale price of our common shares as reported on the Nasdaq Capital Market was $2.38 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

As of July 25, 2025, the aggregate market value of our outstanding common shares held by non-affiliates, or the public float, was $13,944,175.92, based on 7,029,750 common shares outstanding, of which 5,738,344 shares were held by non-affiliates, and a price of $2.43 per share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on July 22, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold securities with an aggregate market value of $837,134 pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves certain risks. See “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference.”

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

1

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to obtain funding for our operations;

•	our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;

•	the timing of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	the expected results of any preclinical or clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	changes in our strategy or development plans;

•	the volatility of our common share price;

•	the rate and degree of market acceptance and clinical utility of any future products;

•	the effect of competition;

•	our ability to protect our intellectual property as well as comply with the terms of license agreements with third parties;

•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market;

•	our ability to identify, develop and commercialize additional products or product candidates;

•	reliance on key personnel;

•	general changes in economic or business conditions; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024, as amended.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 5 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 (the “Securities Act”), do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

All references to the terms “Edesa” the “Company,” “we,” “us” or “our” in this prospectus refer to Edesa Biotech, Inc., a British Columbia corporation, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus and the information incorporated by reference herein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated by reference herein, including logos, artwork, and other visual displays, may appear without the ® or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners.

Overview

We are a biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. Our approach is to acquire, develop and commercialize drug candidates based on mechanisms of action that have demonstrated proof-of-concept in human subjects. We prioritize our efforts on disease indications where there is compelling scientific rationale, no approved therapies or where there are unmet medical needs, and where there are large addressable market opportunities, among other factors. Our clinical pipeline is focused on two therapeutic areas: Medical Dermatology and Respiratory.

In Medical Dermatology we are developing EB06, an anti-CXCL10 monoclonal antibody candidate, as a therapy for vitiligo, a common autoimmune disorder that causes skin to lose its color in patches. CXCL10 has been shown to play a key role in the disease, and neutralization of CXCL10 has been demonstrated to both prevent and reverse depigmentation in animal models. To date, EB06 has demonstrated a favorable safety and tolerability profile. We have received regulatory approval from Health Canada to conduct a Phase 2 proof of concept study of EB06 in patients with moderate-to-severe nonsegmental vitiligo and we are in discussions with the U.S. Food and Drug Administration (FDA) for the same study. Preparation for the manufacturing campaign began in our fiscal second quarter, and we have evaluated multiple development and manufacturing pathways to produce our drug. We anticipate data to be submitted to the FDA during the second half of calendar 2025, from previous guidance of middle of the 2025 calendar year, based on the current availability of manufacturing slots at third party service providers. Our medical dermatology assets also include EB01 (1.0% daniluromer cream), a Phase 3-ready asset developed for use as a potential therapy for moderate-to-severe chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. This asset is at the partnering stage.

Our most advanced Respiratory drug candidate is EB05 (paridiprubart). Paridiprubart represents a new class of emerging therapies called Host-Directed Therapeutics (HDTs) that are designed to modulate the body’s own immune response when confronted with infectious diseases or even chemical agents. EB05 is currently being evaluated in a U.S. government-funded platform study investigating three novel threat-agnostic HDTs in hospitalized adult patients with Acute Respiratory Distress Syndrome (ARDS), a life-threatening form of respiratory failure. Certain development expenses, including manufacturing scale-up, for our EB05 program are also eligible for reimbursement from the Government of Canada under a 2023 grant and funding award. In addition to EB05, we are also preparing an investigational new drug application (IND) in the United States to conduct a future Phase 2 study for EB07 (paridiprubart) in patients with pulmonary fibrosis.

3

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in documents that are incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in our future filings with SEC. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We are a British Columbia, Canada corporation founded in 2007. We operate through our wholly owned subsidiaries, Edesa Biotech Research, Inc., an Ontario, Canada corporation, and Edesa Biotech USA, Inc., a California, USA corporation. In June 2019, we acquired the Ontario corporation through a reverse acquisition and changed our name to Edesa Biotech, Inc. Our common shares are traded on the Nasdaq Capital Market under the symbol “EDSA.” Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (289) 800-9600. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

4

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

5

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material Canadian or United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common shares;
●	preferred shares;
●	debt securities;
●	subscription rights to purchase common shares, preferred shares or debt securities;
●	warrants to purchase common shares or preferred shares; and
●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common shares, preferred shares, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $150,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

6

DESCRIPTION OF CAPITAL SHARES

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of July 25, 2025, there were 7,029,750 common shares outstanding, 150 Series A- 1 Shares (as defined below) outstanding and 834 Series B-1 Shares (as defined below). This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles (as amended, our “Articles”) and our Notice of Articles, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. The holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by the Nasdaq Capital Market.

Preferred Shares

Pursuant to our Articles and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of the Nasdaq Capital Market), to designate and issue an unlimited number of preferred shares in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of our Articles.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;
•	the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);
•	the conversion or exchange rights;

7

•	the terms and conditions of any share purchase plan or sinking fund;
•	the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;
•	the voting rights and restrictions, if any;
•	any listing of the preferred shares on any securities exchange or market;
•	whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred shares will be represented by depositary shares;
•	a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;
•	the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of our shareholders. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

Series A-1 Convertible Preferred Shares

On October 30, 2024, we filed a notice of alteration to our Articles to amend our authorized share structure to amend the terms of a series of preferred shares, without par value, designated as “Series A-1 Convertible Preferred Shares” (the “Series A-1 Shares”). We are authorized to issue up to 500 Series A-1 Shares.

The Series A-1 Shares have a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to our common shares, but equal to other series of preferred shares. The Company has the option to redeem the Series A-1 Shares, and upon conversion or liquidation, holders are entitled to receive the stated value plus a 10% annual return on capital, payable in Common Shares at the conversion price, calculated daily until the three- year anniversary of issuance. Holders of the Series A-1 Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on our common shares when and if actually paid.

Each Series A-1 Share is convertible into a number of our common shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily, by (ii) a fixed conversion price of $3.445. A holder of the Series A-1 Shares will not have the right to convert any portion of its Series A-1 Shares if the holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of common shares outstanding immediately after giving effect to such conversion. The Series A-1 Shares do not have the right to vote on any matters except as required by law.

8

In the event of any liquidation, dissolution or winding-up of the Company, a holder of Series A-1 Shares shall be entitled to receive, before any distribution or payment may be made with respect to our common shares, an amount equal to 100% of the stated value, plus a return equal to 10% of the stated value per Series A-1 Share per annum, calculated daily. If amounts payable on a liquidation, dissolution or winding-up of the Company, or on the occurrence of any other event that entitles the shareholders holding all series of preferred shares to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, including a return of capital, are not paid in full, holders of Series A-1 Shares must participate rateably in such distribution with holders of all other series of preferred shares.

Beginning three years after the date of issuance, we may buy-back some or all outstanding Series A-1 Shares for a cash payment per share equal to the stated value plus return equal to 10% of the stated value per Series A-1 Share per annum calculated from the original date of issue of such share, and any other amounts due in respect of such Series A-1 Share.

Series B-1 Convertible Preferred Shares

On February 12, 2025, we filed a notice of alteration to our Articles to amend our authorized share structure to create a series of preferred shares, without par value, designated as “Series B-1 Convertible Preferred Shares” (the “Series B-1 Shares”). We are authorized to issue up to 1,000 Series B-1 Shares.

The Series B-1 Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of the Company, or otherwise, senior in preference and priority to the common shares and each other class or series of shares ranking junior to the Series B-1 Shares, but equal to other series of preferred shares.

If we declare or make any dividend or other distribution to common shares, the holders of Series B-1 Shares will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on the common shares, when and if actually paid.

Each Series B-1 Share is convertible into a number of common shares calculated by dividing (i) the sum of the stated value of such Series B-1 Share by (ii) a fixed conversion price of $1.92. A holder of Series B-1 Shares will not have the right to convert any portion of its Series B-1 Shares if, together with its affiliates, it would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the number of common shares outstanding immediately after giving effect to such conversion, provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%. The Series B-1 Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles

In addition to the board of directors’ ability to issue preferred shares, our Articles contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

9

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a “proposal” made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the British Columbia Business Corporations Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to our Secretary prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to our Secretary for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

10

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% or more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 510 Burrard St – 3rd Floor, Vancouver, BC V6C 3B9, and its telephone number is 1-604-661-9400.

Listing on The Nasdaq Capital Market

Our common shares are listed on the Nasdaq Capital Market under the symbol “EDSA.”

11

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	provision for changes to or adjustments in the exercise price of such warrants, if any;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	material Canadian or United States federal income tax considerations applicable to the warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

12

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “Edesa,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Edesa Biotech, Inc., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;
•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;
•	the maturity date and other dates, if any, on which principal will be payable;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	the interest rate (which may be fixed or variable), if any;
•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
•	the manner of paying principal and interest;
•	the place or places where principal and interest will be payable;
•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;
•	the terms of any conversion or exchange;
•	the terms of any redemption at the option of holders or put by the holders;
•	any tax indemnity provisions;
•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;
•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);
•	whether and upon what terms debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;
•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and
•

any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued in registered or bearer form and, if registered, may be certificated or uncertificated form, in such denominations as specified in the terms of the series.

13

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Canadian or United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a shareholder’s claim on the assets of our subsidiaries. This shareholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Edesa. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate or amalgamate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or Canada or a jurisdiction within the United States or Canada;

•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•	immediately after the transaction no Default (as defined below) exists; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the company maintained for such purpose and upon fulfillment of all other requirements of such agent.

14

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)

we default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;
(4)	a court of competent jurisdiction enters an order or decree under any Insolvency Law (as defined below) that:
	(A)	is for relief against us in an involuntary case,
	(B)	appoints a Custodian (as defined below) for us or for all or substantially all of our property, or
	(C)	orders the liquidation of us, and the order or decree remains unstayed and in effect for 90 days;
(5)	we pursuant to or within the meaning of any Insolvency Law:
	(A)	commence a voluntary case,
	(B)	consent to the entry of an order for relief against us in an involuntary case,
	(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property, or
	(D)	make a general assignment for the benefit of our creditors; or
(6)	there occurs any other Event of Default provided for in such series.

The term “Insolvency Law” means the applicable law as prescribed under the governing indenture, being: (i) in the United States, Title 11 of the United States Code or any similar Federal or State law for the relief of debtors; or (ii) in Canada, the Winding-Up and Restructuring Act (Canada), the arrangement provisions of any corporate statute invoked by a corporation to propose a compromise or an arrangement with respect to claims of creditors or any class of creditors of the corporation (or any partnership for which a corporation is a general partner) or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Insolvency Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such Securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

15

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger, amalgamation or consolidation requiring such assumption;
•	to cure any ambiguity, omission, defect or inconsistency;
•	to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;
•	to create a series and establish its terms;
•	to provide for assumption of our obligations to securityholders in the event of a merger, amalgamation or consolidation requiring such assumption;
•	to make any change that does not adversely affect the rights of any securityholder;
•	to add to our covenants; or
•	to make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common shares or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of common shares or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

16

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for United States or Canadian federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. We may remove the trustee as the trustee under a given indenture with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

17

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our equity or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

18

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	material Canadian or United States federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

19

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

20

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

21

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agent;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sales;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

22

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

23

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

24

This prospectus may also be used in connection with any issuance of common shares or preferred shares upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities offered under this prospectus may be distributed pursuant to a prospectus exemption under applicable Canadian securities laws on the basis that the securities are being distributed outside Canada.  The prospectus supplement may provide additional disclosure with respect to Canadian securities matters, including agreements or representations required from underwriters or purchasers to ensure compliance with Canadian securities laws.

25

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the financial years ended September 30, 2024 and 2023, have been so incorporated in reliance on the report of MNP LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. Our filings are also available at the Canadian Securities Administrators’ SEDAR website at www.sedar.com

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://edesabiotech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

26

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 13, 2024, as amended on December 20, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024 and March 31, 2025 filed with the SEC on February 14, 2025 and May 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on October 4, 2024, October 31, 2024, February 13, 2025, April 4, 2025 and May 28, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Edesa Biotech, Inc.
Attention: Investor Relations
100 Spy Court
Markham, Ontario L3R 5H6 Canada
Tel. (289) 800-9600

27

   Common Shares

Pre-Funded Warrants to Purchase up to    Common Shares

Common Share Warrants to Purchase up to   Common Shares

_________________________

PROSPECTUS SUPPLEMENT

_________________________

Book-Running Manager

Guggenheim Securities

August  , 2026.